PRICING AGREEMENT

Goldman, Sachs & Co.
Salomon Smith Barney, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
PNC Capital Markets, Inc.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
                                                                 August 15, 2000

Ladies and Gentlemen:

         Allegheny  Energy,   Inc.,  a  Maryland  corporation  (the  "Company"),
proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 15, 2000 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Underwriters plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.



       The remaining of this page is left intentionally blank













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






                                  Very truly yours,

                                  ALLEGHENY ENERGY, INC.

                                  By: /s/ Thomas J. Kloc
                                     -------------------------------------------
                                     Name:  Thomas J. Kloc
                                     Title: Vice President and Controller

Accepted as of the date hereof:

Goldman, Sachs & Co.
Salomon Smith Barney, Inc.
Merrill Lynch, Pierce, Fenner &
Smith Incorporated
PNC Capital Markets, Inc.

By: Goldman, Sachs & Co.

 /s/ Goldman, Sachs & Co.
-------------------------------
    (Goldman, Sachs & Co.)





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



                                   SCHEDULE I
                                                                       PRINCIPAL
                                                                       AMOUNT OF
                                                                      DESIGNATED
                                                                      SECURITIES
                                                                         TO BE
                           UNDERWRITER                                 PURCHASED
                           -----------                                 ---------

Goldman, Sachs & Co................................................ $ 90,750,000
Salomon Smith Barney, Inc..........................................   24,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.................   24,750,000
PNC Capital Markets, Inc...........................................   24,750,000
                                                                     -----------
      Total........................................................ $165,000,000
                                                                     ===========




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



                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

       7.750 % Notes due August 1, 2005

AGGREGATE PRINCIPAL AMOUNT:
       $165,000,000

PRICE TO PUBLIC:

       99.812% of the principal amount of the Designated Securities

PURCHASE PRICE BY UNDERWRITERS:

       99.212% of the principal amount of the Designated Securities

FORM OF DESIGNATED SECURITIES:

       Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

       Federal (same day) funds

TIME OF DELIVERY:

       10 a.m. (New York City time), August 18, 2000

INDENTURE:

       Indenture dated July 26, 2000, between the Company and Bank One Trust Company, N.A., as Trustee

MATURITY:

       August 1, 2005

INTEREST RATE:

       7.750%

INTEREST PAYMENT DATES:

       February 1 and August 1 of each year, commencing February 1, 2001

REDEMPTION PROVISIONS:

       The Designated Securities may be redeemed, in whole or in part at the option of the Company, in the amount of $1,000 or an integral multiple thereof, at any time, at a redemption price equal to the greater of:


       o 100% of the principal amount of the notes to be redeemed, plus accrued interest to the redemption date, or




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

       o as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus 15 basis points, plus accrued interest to the redemption date.

       The  redemption  price  will  be  calculated   assuming  a  360-day  year
       consisting of twelve 30-day months.

       "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

       "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

       "Comparable Treasury Price" means, with respect to any redemption date;

               o the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or

               o    If the trustee obtains fewer than three  Reference  Treasury
                    Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

       "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

       "Reference Treasury Dealer" means (i) each of Goldman, Sachs & Co., Salomon Smith Barney, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer), in which case we shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by us.

       "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

       The Company will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.

       Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

SINKING FUND PROVISIONS:

       None

EXTENDABLE PROVISIONS:

       None

FLOATING RATE PROVISIONS:

       None

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

       Sullivan & Cromwell
       125 Broad Street
       New York, NY 10004

ADDITIONAL CLOSING CONDITIONS:

       None

NAMES AND ADDRESSES OF THE REPRESENTATIVE:

       Goldman, Sachs & Co.
       Salomon Smith Barney, Inc.
       Merrill Lynch, Pierce, Fenner & Smith Incorporated
       PNC Capital Markets, Inc.

       Address for Notices, etc.:

       Goldman, Sachs & Co.
       85 Broad Street
       New York, NY 10004




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